SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                          _____________


                           FORM 8-K/A

                         CURRENT REPORT
             PURSUANT TO SECTION 13 OR 15(d) OF THE
                SECURITIES EXCHANGE ACT OF 1934.


Date of Report (Date of earliest event reported) September 30, 1997


                Super Vision International, Inc.
     ------------------------------------------------------
     (Exact name of registrant as specified in its charter)

     Delaware            0-23590             59-3046866
     -----------         ----------          ---------------
     (State of other     (Commission         (IRS Employer
     jurisdiction)       File Number)        Identification No.)

          8210 Presidents Drive, Orlando, Florida 32809
  ------------------------------------------------------------
       (Address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code  (407) 857-9900

                       ------------------
























ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

This Amendment No. 1 (the "Amendment") supplements the Report on
Form 8-K filed with the Securities and Exchange Commission ("SEC") on October 6, 1997 (the "Report")by Super Vision International,
Inc. ("SVII" or the "Registrant") regarding the Changes in Registrant's Certifying Accountant.

(a) The Registrant terminated its prior certifying accountants, Coopers & Lybrand L.L.P. ("C&L") on September 30, 1997 for C&L's continued failure to perform services on a timely basis, lack of communication with Registrant and C&L's failure, in the Registrant's judgment, to provide audit services to the Registrant in a satisfactory manner, and not as a result of any dispute with C&L concerning accounting issues. The Registrant made numerous attempts to address C&L's unsatisfactory performance, culminating in a July 8, 1997 meeting discussing C&L's performance. C&L never responded to the Registrant's concerns.

     Therefore, on October 1, 1997, the Registrant provided a copy of the Report to C&L for their review 5 days before the filing of the Report. The Report set forth the Registrant's belief that during the last two fiscal years and the subsequent interim periods to the date of the Report, there were no disagreements between SVII and C&L on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of C&L, would have caused it to make a reference to the subject matter of the disagreements in connection with its reports. C&L did not inform the Registrant that they disagreed with any portion of the Report prior to October 6, 1997.

     C&L forwarded its letter to the Registrant on October 7, 1997, stating for the first time that C&L did not agree with the Registrant's Report. The October 7th letter is attached as an exhibit hereto. Specifically, C&L's October 7th letter stated that it had a disagreement with the Registrant's management as to the proposed accounting treatment for a lease (the "Lease") with a company owned by the Registrant's president for the Registrant's new headquarters and production facility in Orlando, Florida.
C&L's failure to timely respond to Registrant's communications necessitated this Amendment.

     The issue identified by C&L was whether the Lease should be accounted for as a capital lease or an operating lease. C&L took the position that the Lease should be accounted for as a capital lease. The Registrant, believing it had bona fide arguments that the Lease should be accounted for as an operating lease, asked C&L's local office to appeal their determination first to a regional, and later based on new information, to a national level. The question during both of these appeals was the appropriate interpretation of "fair market value" with respect to the Lease. C&L ultimately determined that the Lease should be accounted for as a capital lease. The Registrant accepted this final determination and informed C&L that the Lease would be accounted for in accordance with C&L's finding. The Company believes that C&L's October 7th letter finds a dispute where none existed prior to the Registrant's termination of C&L. C&L's October 7th letter indicating that they are uncertain as to whether the accounting for the Lease has been finalized is inaccurate.

     The Registrant has authorized C&L to respond fully to inquiries of the successor accountant concerning the subject matter of the aforementioned dispute.

(b) Prior to the receipt of C&L's October 7th letter, the Registrant had requested Ernst & Young LLP ("E&Y") to serve as its principal accountant. E&Y's acceptance of this representation is pending.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibits

     16.  Letter on Change of Certifying Accountant.


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto authorized.

                         SUPER VISION INTERNATIONAL, INC.


Date: October 9, 1997    By:  /s/ Brett M. Kingstone
                              Brett M. Kingstone
                              President and Chief Executive
                              Officer




















                           EXHIBIT 16



                                   October 7, 1997




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Gentlemen:

We have read the statements made by Super Vision International, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report for the month of September, 1997. We do not agree with the statements concerning our Firm contained in such Form 8-K. Disagreements with the Company relating to matters that would have led to reference thereto in our report if such matters had not been resolved to our satisfaction follow:

There was a disagreement with the Company's management as to the proposed accounting treatment for a lease with a company owned by the Company's president for the Company's new headquarters and production facility in Orlando, Florida. Usage of the leased property began in the quarter ended September 30, 1997. We are uncertain as to whether the accounting for this new lease has been finalized.

                                   Very truly yours,



                                   COOPERS & LYBRAND L.L.P.